UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2006

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
Idaho Power Company
Form 8-K

ITEM 8.01      OTHER EVENTS

Standard & Poor's Revises Rating Outlook for IDACORP and IPC

On March 27, 2006, Standard & Poor's Ratings Services (Standard & Poor's) announced that it has revised its rating outlook to negative from stable for IDACORP, Inc. (IDACORP) and Idaho Power Company (IPC).  Additionally, Standard & Poor's affirmed its BBB+ corporate credit ratings on IDACORP and IPC, its A- rating on IPC's senior secured debt, its BBB ratings on IDACORP and IPC's senior unsecured debt and its A-2 ratings on IDACORP and IPC's commercial paper.

Standard & Poor's stated that the negative outlook reflects the potential for weakened financial metrics as a result of several factors, including possible passage of aquifer recharge legislation in Idaho (House Bill 800) and uncertainty regarding the final federal and state tax treatment of previous refunds of about $75 million in connection with the Internal Revenue Code section 263A uniform capitalization rules.  Standard & Poor's also cited the cost uncertainty for the relicensing of the 1,167 MW Hells Canyon Complex.

The following outlines the former and current Standard & Poor's ratings of IPC's and IDACORP's securities:

	IPC		IDACORP
	Former	Current	Former	Current
Corporate Credit Rating	BBB+	BBB+	BBB+	BBB+
Senior Secured Debt	A-	A-	None	None
Senior Unsecured Debt	BBB	BBB	BBB	BBB
Short-Term Tax-Exempt Debt	BBB/A-2	BBB/A-2	None	None
Commercial Paper	A-2	A-2	A-2	A-2
Rating Outlook	Stable	Negative	Stable	Negative

The following outlines the current Standard & Poor's, Moody's Investors Service (Moody's) and Fitch Inc. (Fitch) ratings of IPC's and IDACORP's securities:

	Standard and Poor's		Moody's		Fitch
	IPC	IDACORP	IPC	IDACORP	IPC	IDACORP
Corporate Credit Rating	BBB+	BBB+	Baa1	Baa2	None	None
Senior Secured Debt	A-	None	A3	None	A-	None
Senior Unsecured Debt	BBB	BBB	Baa1	Baa2	BBB+	BBB
Short-Term Tax-Exempt			Baa1/
Debt	BBB/A-2	None	VMIG-2	None	None	None
Commercial Paper	A-2	A-2	P-2	P-2	F-2	F-2
Credit Facility	None	None	Baa1	Baa2	None	None
Rating Outlook	Negative	Negative	Stable	Stable	Stable	Stable

These security ratings reflect the views of the rating agencies.  An explanation of the significance of these ratings may be obtained from each rating agency. Such ratings are not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change.  Each rating should be evaluated independently of any other rating.

Shareholder Lawsuits

On May 26, 2004 and June 22, 2004, respectively, two shareholder lawsuits were filed in the U.S. District Court for the District of Idaho against IDACORP and certain of its directors and officers.  The lawsuits, captioned Powell, et al. v. IDACORP, Inc., et al. and Shorthouse, et al. v. IDACORP, Inc., et al., raised largely similar allegations.  The lawsuits were putative class actions brought on behalf of purchasers of IDACORP stock between February 1, 2002 and June 4, 2002.  On November 1, 2004, IDACORP and the other defendants were served with a purported consolidated complaint, which was filed in the U.S. District Court for the District of Idaho.  IDACORP and the other defendants filed a consolidated motion to dismiss the consolidated complaint on February 9, 2005, and oral argument on the motion was held on May 19, 2005.

On September 14, 2005, Magistrate Judge Mikel H. Williams of the U.S. District Court for the District of Idaho issued a Report and Recommendation that the defendants' motion to dismiss be granted and that the case be dismissed.  The Magistrate Judge determined that the plaintiffs did not satisfactorily plead loss causation (i.e., a causal connection between the alleged material misrepresentation and loss) in conformance with the standards set forth in the recent United States Supreme Court decision of Dura Pharmaceuticals, Inc. v. Broudo, 544 U.S. 336, 125 S. Ct. 1627 (2005).  The Magistrate Judge also concluded that it would be futile to afford the plaintiffs an opportunity to file an amended complaint because it did not appear that they could cure the deficiencies in their pleadings.  The parties each filed objections to different parts of the Magistrate Judge's Report and Recommendation.

On March 29, 2006, the U.S. District Judge in the United States District Court for the District of Idaho, having conducted a de novo review of the objected to portions of the Magistrate Judge's Report and Recommendation, issued a Memorandum Order finding that the Report and Recommendation was well founded in the law and consistent with the Court's own view of the evidence in the record.  The District Court granted the defendant's motion to dismiss, and adopted the Magistrate Judge's Report and Recommendation with just one modification - namely, that plaintiffs be granted leave to amend their complaint on or before May 1, 2006 solely as to the issue of loss causation.  Although granting limited relief allowing leave to amend solely as to loss causation, the District Court agreed with the Magistrate Judge that the plaintiffs likely will not be able to cure their pleading deficiencies by amending their complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  March 30, 2006

IDACORP, Inc.

By:   /s/ Thomas R. Saldin
Thomas R. Saldin
Senior Vice President,
General Counsel and Secretary

Idaho Power Company

By:   /s/ Thomas R. Saldin
Thomas R. Saldin
Senior Vice President,
General Counsel and Secretary